CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS



     We have issued our report dated May 9, 1997 accompanying the financial statements of TW Communication Corp. for the year ended February 28, 1997. We hereby consent to the incorporation by reference of said report in the registration statements of Anicom, Inc. on Form S-3A (File Nos. 333-41225, 333-30791, 333-14719) and Form S-8 (File Nos. 333-34357 and 333-10602).




/S/ GRANT THORNTON LLP


Melville, New York
December 10, 1997